SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            November 29, 2005

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 29, 2005, the Company executed indemnity agreements with its current directors and certain current officers, including the executive officers. The Company may enter into such agreements with other individuals who become directors and officers from time to time in the future. The forms of the agreements, as used for directors and certain officers, are attached hereto as Exhibits 99.1 and 99.2, respectively.

Each agreement generally provides a non-exclusive contractual right of indemnification to the director or officer, to the maximum extent permitted by law, in the event he or she was or is a party (or is threatened to be made a party) to a proceeding by reason of the fact that he or she was or is serving as a director or officer of the Company (or was or is serving at the request of the Company as a director, officer, manager, trustee, agent or fiduciary of another corporation or entity, or by reason of anything done or not done by the individual in any such capacity). Each agreement also provides, among other things, for the advancement, payment or reimbursement of expenses incurred by the director or officer in connection with a proceeding pursuant to which indemnification is permitted. Each agreement remains in effect regardless of whether the individual continues to serve as a director or officer of the Company. The foregoing summary of the forms of indemnity agreements for directors and certain officers of the Company does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreements filed as exhibits to this report.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Exhibits.

Exhibit No.	Description

99.1	Form of Indemnity Agreement of Director (as used for directors of the Company).

99.2	Form of Indemnity Agreement of Officer (as used for certain officers of the Company).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch Raymond S. Willoch Senior Vice President - Administration, General Counsel and Secretary

Date: November 29, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Indemnity Agreement of Director (as used for directors of the Company).

99.2	Form of Indemnity Agreement of Officer (as used for certain officers of the Company).